Exhibit 10.24A

Addendum to an Agreement from 25.7.07

Prepared and signed in Herzliyah on February 12, 2007

Between:	A. Dori Engineering Works Ltd.

(referred to below as the “Company” or the “Landlord”)

And:	Big Band Networks Ltd.

(the “Tenant”)

WHEREAS:	On 25.7.07, the Company and the Tenant signed a Agreement in accordance with which the Company let to the Tenant Premises in the building known as Beit Arazim at 28 HaBarzel Street in Tel Aviv (hereinafter: the “Agreement”). The Agreement is attached to this addendum as Appendix A and is an integral part of it (even if it is not attached thereof);

AND WHEREAS:	The Premises, as defined in the Agreement, contains 4 floors at the shell form, warehouses on floors -2 and -3 and 175 parking spaces in basements levels -2 and -3, within finishing according to specifications attached to the Agreement as Appendix C;

AND WHEREAS:	the Tenant has is interested in renting additional parking spaces and warehouses from the Company, and the Company is interested in leasing to the Tenant the aforementioned facilities, all in the manner and on the terms stipulated in this Addendum as follows:

It is, therefore, agreed, stipulated and declared that:

1.	The preamble to this Addendum constitutes an integral part of it.

2.	The appendixes attached to this Addendum constitute an integral part of it.

3.	This Addendum comprises an inseparable part of the Agreement, and all its terminology will be interpreted as per their meaning in the Agreement unless other noted explicitly in this Addendum.

4.	In this Addendum to the Agreement:

4.1	“The Additional Parking Spaces” – 57 parking spaces on basement -1 level of the building marked in yellow on the plan attached to this Addendum as Appendix B.

4.2	“The Additional Warehouses” – warehouses on basement level -1 of the building with a total floor space of 141 sq.m., and that are marked in green on the plan as warehouses 8, 9 and 9a.

The Additional Parking Spaces and Additional Warehouses, together, will hereinafter be defined as: “the Additional Areas”.

5.	The Landlord undertakes to convert the storage areas on level -1, and marked on the plan, attached as Appendix B to the Addendum, as warehouses 4, 5, 6, 10, 11, to parking spaces. Conversion of the warehouses to parking spaces, as said, will be performed subject to obtaining approval from the relevant authorities, and will commence after the obtainment of a “form 4” for the building and will be completed 60 days after receipt of the said approval from the authorities (the “Completion Date”).

6.	The Company hereby agrees that, upon the Completion Date, it will lease to the Tenant, and the Tenant hereby agrees that, upon the Completion Date, it will rent from the Company the Additional Areas, in accordance with the conditions detailed in this Addendum.

7. 7.1	In consideration of renting the Additional Parking Spaces, the Tenant shall pay the Company monthly rental fees of NIS 440 plus VAT for each parking space, totaling NIS 25,080 plus VAT.

7.2	In consideration of renting the Additional Warehouses, the Tenant shall pay the Company monthly rental fees of NIS 30 plus VAT for each square meter of warehouse space, totaling NIS 4,230 plus VAT.

The above sums shall be linked to the consumer price index in accordance with that said in the Agreement, and will be added to the Rental Fees included in the Agreement.

8.	Subject to this Addendum, the Additional Warehouses will be an integral part of “the Warehouses”, as defined in the Agreement and the Additional Parking spaces will constitute an integral part of the “Parking Spaces” as defined in the Agreement, and all the provisions of the Agreement will apply to them, as if they were included in it from the outset.

9.	It is clarified that the Landlord retains the right to install an elevator in the area between Warehouses 9 and Warehouse 9a which will serve the front commercial areas. The Tenant undertakes to allow pedestrian access to this elevator from the parking area outside the Big Band parking compound.

10.	If, in the future, areas within the Big Band parking area are converted into warehouses, the rental fees for them will be calculated in accordance with the warehouse fees determined in the agreement.

In witness whereof the parties have hereunto set their hands

/s/ Shoki Sharon /s/ Amit Yolevtish	/s/ Robert Horton
A. Dori Engineering Works Ltd.	Big Band Networks Ltd.